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                            CERTIFICATE OF CORRECTION

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                      EDUCATIONAL VIDEO CONFERENCING, INC.


It is hereby certified that:

                  1. The name of the corporation is Educational Video Conferencing, Inc (the "Corporation").

                  2. The Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on October 24, 1997.

                  3. The inaccuracy to be corrected in said instrument is as follows:

Article Sixth of the Certificate of Incorporation mistakenly included Richard Snelling as a director.

                  4. The portion of the Certificate of Incorporation of the Corporation in corrected form is as follows:

                     "SIXTH: The powers of the sole incorporator are to terminate upon the filing of this Certificate of Incorporation. The board of directors consists of the three directors named below, each director to serve until the first annual meeting of stockholders, or until their respective successors are elected and qualified. The names and mailing addresses of the persons who are to serve as directors of the Corporation are:

                  Dr. Arol Buntzman        35 East Grassy Sprain Road
                                           Suite 504
                                           Yonkers, New York 10701

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                  Dr. John J. McGrath      35 East Grassy Sprain Road
                                           Suite 504
                                           Yonkers, New York 10701


                  Richard Goldenberg       35 East Grassy Sprain Road
                                           Suite 504
                                           Yonkers, New York 10701"


Executed on this 3rd day of September, 1998.


                         /s/ Arol I. Buntzman
                         ------------------------------
                         Arol I. Buntzman, Chairman and
                             Chief Executive Officer


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